<EXHIBIT>                                                   EXHIBIT 2.2
      Undertaking to Furnish Copies of Omitted Schedules to
     Share Purchase Agreement dated as of November 17, 1997.



     PCD Inc. (the "Registrant") is not filing as exhibits to its Current Report on Form 8-K dated January 9, 1998, copies of the schedules to the Share Purchase Agreement dated as of November 17, 1997 among UL America, Inc., Wells Electronics, Inc. and the Registrant, which Agreement is filed as Exhibit 2.1 thereto.

     The Registrant undertakes to furnish to the Securities and Exchange Commission, upon request, copies of such omitted schedules.


Dated:  January 9, 1998

                                          PCD INC. (Registrant)

                                          By: /s/ John L. Dwight, Jr.
                                             -------------------------
                                             John L. Dwight, Jr.
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer